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                               BRITISH AIRWAYS PLC

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

             ALL HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF
                     AMERICAN DEPOSITARY RECEIPTS EVIDENCING
                           AMERICAN DEPOSITARY SHARES
                       OUTSTANDING UNDER THE TERMS OF THE
                 SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT,
                          DATED AS OF DECEMBER 20, 2005

                   -------------------------------------------

                                 Amendment No. 1
                                       to
                  Second Amended and Restated Deposit Agreement

                   -------------------------------------------

                            Dated as of June __, 2007

================================================================================

        AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

            AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT, dated as of June __, 2007 (the "Amendment"), by and among British Airways Plc, a corporation organized and existing under the laws of England and Wales (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts evidencing American Depositary Shares outstanding under the Second Amended and Restated Deposit Agreement, dated as of December 20, 2005.

                                WITNESSETH THAT:

            WHEREAS, the Company and the Depositary entered into that certain Second Amended and Restated Deposit Agreement, dated as of December 20, 2005 (the "Deposit Agreement"), for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of the certificated American Depositary Shares; and

            WHEREAS, the Company has filed a Form 15F with the U.S. Securities and Exchange Commission ("SEC") in order to seek to terminate the registration of its securities under the United States Securities and Exchange Act of 1934, as amended ("Exchange Act"), and its obligation to file with the SEC, or submit to the SEC, reports under Sections 13(a) and 15(d) of the Exchange Act.

            WHEREAS, the Company desires to (x) amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement to reflect such change, and (y) to give notice thereof to all Holders (as defined in the Deposit Agreement) of ADSs; and

            WHEREAS, pursuant to the Deposit Agreement and the ADRs, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A for the purposes set forth herein;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Deposit Agreement as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

            SECTION 1.02 Deposit Agreement. All references in the Deposit Agreement to the terms "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement as amended by this Amendment and as further amended and supplemented after the date hereof.

            SECTION 1.03 Amendments Binding on all Holders and Beneficial Owners. From and after the date hereof, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the date hereof and on all Holders and Beneficial Owners of ADSs issued after the date hereof.

                                   ARTICLE II

                          AMENDMENTS TO THE FORM OF ADR

            SECTION 2.01 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the form of Receipt attached as Exhibit A to the Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Deposit Agreement are hereby amended as of the date hereof by deleting the last two sentences of paragraph (8) in their entirety and inserting the following in their stead:

      "The Company has filed a Form 15F ("Form 15F") with the United States Securities and Exchange Commission ("SEC"), which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of the Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The Company has specified in the Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the SEC's internet website, and cannot be inspected or copied at the public reference facilities maintained by the SEC. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the SEC, and submit to the SEC, certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC."

            SECTION 2.02 Principal Offices of Depositary. To reflect an updating of the Depositary's principal offices, the form of Receipt attached as Exhibit A to the Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Deposit Agreement are hereby amended as of the date hereof by deleting the last sentence on the front page of the Receipt in its entirety and inserting the following in its stead:

      "The Depositary's Transfer Office is currently located at 388 Greenwich Street, 14th Floor, New York, New York 10013. The Depositary's Transfer Office is different than its Principal Executive Office. Its Principal Executive Office is located at 399 Park Avenue, New York, NY 10043."

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

            (a) This Amendment, when executed and delivered by the Company will be duly and validly authorized, executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment in the United Kingdom, this Amendment does not need to be filed or recorded with any court or other authority in the United Kingdom, nor does any stamp or similar tax need be paid in the United Kingdom on or in respect of this Amendment; and

            (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

            SECTION 3.02 Representations and Warranties. The Depositary represents and warrants to, and agrees with, the Company and the Holders and Beneficial Owners, that:

            (a) This Amendment, when executed and delivered by the Depositary will be duly and validly authorized, executed and delivered by the Depositary, and constitutes a legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) All of the information provided to the Company by the Depositary in connection with this Amendment is true, accurate and correct.

                                   ARTICLE IV

                                  MISCELLANEOUS

            SECTION 4.01 New ADRs. From and after the date hereof, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the date hereof, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

            SECTION 4.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notice informing the Holders of ADSs (i) of the terms of this Amendment, (ii) of the date of this Amendment, (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 4.01 hereof, (iv) that Holders of uncertificated ADSs do not need to take any action in connection with this Amendment, and (v) that copies of this Amendment may be retrieved from the SEC's website at www.sec.gov and may be obtained from the Depositary and the Company upon request. The notice to Holders of ADSs shall be substantially in the form of Exhibit B attached hereto.

            SECTION 4.03 Intentionally Omitted.

            SECTION 4.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

            SECTION 4.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

            SECTION 4.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                            BRITISH AIRWAYS PLC

                                            By: ________________________________
                                                Name:
                                                Title:

                                            CITIBANK, N.A., as Depositary

                                            By: ________________________________
                                                Name:
                                                Title:

                                    EXHIBIT A
                         ANNEXED TO AND INCORPORATED IN
                  SECOND AMENDED AND RESTATED DEPOSIT AGREEMENT

                              [FORM OF FACE OF ADR]

__________                                              No. of ADSs:
Number
                                                        ________________________
                                                        Each ADS represents
                                                        ten (10) Shares

                                                        CUSIP:  110419306

        AS PROVIDED IN THE ARTICLES OF ASSOCIATION OF BRITISH AIRWAYS Plc
            AND THE DEPOSIT AGREEMENT, THIS ADR IS SUBJECT TO CERTAIN
       RESTRICTIONS CONCERNING OWNERSHIP OF OR OTHER ENTITLEMENTS TO ADSs
        BY NON-UNITED KINGDOM NATIONALS. UNDER CERTAIN CIRCUMSTANCES THE
       HOLDER OF THIS ADR MAY NOT BE ENTITLED TO DIRECT THE VOTING OF SOME
      OR ALL OF THE UNDERLYING DEPOSITED SECURITIES AND SOME OR ALL OF THE
       UNDERLYING DEPOSITED SECURITIES MAY BE SOLD BY BRITISH AIRWAYS Plc,
       IN WHICH CASE THIS ADR WILL ENTITLE THE HOLDER ONLY TO THE PROCEEDS OF SUCH SALE, LESS TAXES AND EXPENSES. SEE PARAGRAPH (20) HEREOF.

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                  ORDINARY SHARES, NOMINAL VALUE 25 PENCE EACH,

                                       of

                               BRITISH AIRWAYS Plc

               (Incorporated under the laws of England and Wales)

            Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that ____________ is the registered owner (a "Holder") of ____________ American Depositary Shares ("ADSs"), each (subject to Paragraphs (10) and (13) representing ten (10) ordinary shares, nominal value 25 pence each (including the rights to receive Shares described in Paragraph (1),

"Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of British Airways Plc (the "Company"), a corporation organized under the laws of England and Wales, deposited at the office of Citibank, N.A. (London Branch), as Custodian (subject to Paragraph (15), the "Custodian"), under the Second Amended and Restated Deposit Agreement, dated as of December 20, 2005 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts evidencing ADSs issued thereunder, each of whom, by accepting an ADR or an interest therein, agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. Notwithstanding anything contained in the Deposit Agreement, any ADR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of the United Kingdom (or, if applicable, such other laws as may govern the Deposited Securities). The terms and conditions of the Deposit Agreement are hereby incorporated by reference and all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

            (1) Issuance of ADRs. This ADR is one of the ADRs issued under the Deposit Agreement to evidence ADRs outstanding thereunder. Subject to Paragraph
(4), the Depositary may issue ADRs for delivery at the Transfer Office (defined in Paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs"), only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute Deposited Securities), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) assigns all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) holds such Shares for the account of the Depositary and (d) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor but in no event more than five days after demand therefor and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs then issued and outstanding (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid, nonassessable and free of pre-emptive rights, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with the Securities Act of 1933.

            (2) Withdrawal of Deposited Securities. Holders of ADRs will be entitled to withdraw the Deposited Securities represented by the ADSs evidenced by their ADRs at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any laws or governmental regulations relating to the ADRs or the withdrawal of Deposited Securities. Upon surrender of these ADRs in form satisfactory to the Depositary at the Transfer Office and upon payment of any fees, expenses, taxes or governmental charges as provided in the Deposit Agreement, subject to the terms of the Deposit Agreement and Paragraphs (4) and (5) hereof, the Holder hereof is entitled to delivery at the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR so surrendered. In connection with any surrender of an ADR for withdrawal and the delivery of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order (a "Withdrawal Order") directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder, subject to applicable laws in England and Wales. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by such other means as the Depositary may deem practicable.

            (3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration of ADRs and registration of transfer, combination and split-up of ADRs, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name an ADR is registered on the ADR Register as the absolute owner hereof for all purposes. Subject to Paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with uncertificated Direct Registration ADRs, or vice versa, execute (if applicable) and deliver a certificated ADR or uncertificated Direct Registration ADRs, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or designated as uncertificated Direct Registration ADRs, as the case may be, substituted.

            (4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the first sentence of Paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this Paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in Paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the first sentence of Paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

            (5) Taxes; Withholding. If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the first sentence of Paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and Beneficial Owner hereof remaining liable for any deficiency, and, if appropriate, shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.

            (6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders, Beneficial Owners and all persons holding ADSs (or any interest therein) agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

            Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the "Companies Act") or the Articles of Association of the Company within the time period specified in such Disclosure Notice. Each Holder and Beneficial Owner acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying person is or was, or appears to be or has been, interested as provided in the Companies Act and the Articles of Association which currently include, the withdrawal of the voting rights of such Shares and the imposition of restrictions on the rights to receive dividends on and to transfer such Shares. In addition, each Holder and Beneficial Owner agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia, that any Holder and Beneficial Owner who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Shares, or is aware that another person for whom it holds such ADRs is so interested, must within two business days after becoming so interested or so aware (and thereafter in certain circumstances upon any change to the particulars previously notified) notify the Company as required by the Companies Act.

            (7) Charges of Depositary. The Depositary may charge each person to whom ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in Paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities, U.S. $5.00 for each 100 ADSs (or portion thereof) delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders and Beneficial Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders or Beneficial Owner delivering Shares, ADSs (or any interest therein) or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders or Beneficial Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency). These charges may be changed in the manner indicated in Paragraph
(16).

            (8) Available Information. The Deposit Agreement, the provisions or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders and Beneficial Owners at the offices of the Depositary and the Custodian and at the Transfer Office. At the written request of the Company, the Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company has filed a Form 15F ("Form 15F") with the United States Securities and Exchange Commission ("SEC"), which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of the Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market. The Company has specified in the Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the SEC's internet website, and cannot be inspected or copied at the public reference facilities maintained by the SEC. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the SEC, and submit to the SEC, certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC.

            (9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated: December 20, 2005

                                                   CITIBANK, N.A., as Depositary

                                                   By
                                                      --------------------------
                                                          Authorized Officer

            The Depositary's Transfer Office is currently located at 388 Greenwich Street, 14th Floor, New York, New York 10013. The Depositary's Transfer Office is different than its Principal Executive Office. Its Principal Executive Office is located at 399 Park Avenue, New York, NY 10043.

                            [FORM OF REVERSE OF ADR]

            (10) Distributions on Deposited Securities. Subject to Paragraphs
(4) and (5) and any restrictions imposed by English law, regulation or applicable permit, to the extent practicable, the Depositary will promptly distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If the Depositary determines that any foreign currency received by it cannot be converted on a reasonable basis and transferred to the United States, the Depositary may distribute the foreign currency received by it or, at its sole discretion, hold such foreign currency, uninvested and without liability for interest thereon. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the good faith discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or
(iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem, after consultation with the Company to the extent practicable, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company to the extent practicable, distribution of such securities or property not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions). Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (10) under the Securities Act of 1933 or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

            (11) Record Dates. The Depositary may, after consultation with the Company, if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled.

            (12) Voting of Deposited Securities. As soon as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary, upon the written request of the Company, shall distribute to Holders a notice stating
(a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Security.

            (13) Changes Affecting Deposited Securities. Subject to Paragraphs
(4) and (5) the Depositary may, in its discretion, amend the terms and conditions of the ADRs or ADSs or distribute additional or amended ADRs or ADSs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend the terms and conditions of the ADRs or ADSs or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

            (14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if law, regulation, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement, this ADR or the ADSs evidenced by this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities, this ADR or the ADSs evidenced by this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, the Company and the respective agents of each of them may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in the Deposited Securities, this ADR or the ADSs evidenced by this ADR. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company against losses incurred by the Company under certain circumstances. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

            (15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary; such resignation or removal shall take effect upon the appointment of and acceptance by a successor depositary. The Depositary may, after consultation with the Company, appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

            (16) Amendment. Subject to the first sentence of Paragraph (2), the ADRs, the ADSs evidenced by the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without the consent of the Holders or Beneficial Owners in any respect, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners, shall become effective 30 days after notice of such amendment shall have been given to the Holders and Beneficial Owners. Every Holder and Beneficial Owner of an ADS (or any interest therein) at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADS (or any interest therein), to consent and agree to such amendment and to be bound by the Deposit Agreement and, if applicable, the ADR(s), as so amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to cancel such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders and Beneficial Owners, shall be deemed not to prejudice any substantial rights of Holders or Beneficial Owners. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement, the ADRs and the ADSs evidenced by the ADRs at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement and, if applicable, the ADR, in such circumstances may become effective before a notice of such amendment or supplement is given to Holders and Beneficial Owners or within any other period of time as required for compliance.

            (17) Termination. The Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

            (18) [RESERVED]

            (19) [RESERVED]

            (20) Restrictions upon Ownership.

            (a) The Holders and Beneficial Owners of ADRs acknowledge and agree
(i) that each ADR, and the terms upon which it is held by such Holders and Beneficial Owners, is subject to the Articles of Association of the Company (the

"Articles"), (ii) that (except as otherwise provided in the Articles) such Holder's ADRs represent an Interest (as defined in the Articles) in the Shares underlying such ADSs evidenced by ADRs, (iii) that so long as the Articles provide a means by which the Company may, in accordance with the Articles, limit the Interests (as defined for this purpose in the Articles) that Relevant Persons (as defined in the Articles and including, without limitation, non-United Kingdom nationals) may have in such relevant share capital (the "Foreign Interest Limitation"), such Holder and Beneficial Owner will be bound by the Foreign Interest limitation and the Directors have a duty to take action in certain circumstances and in accordance with the Articles to enforce the Foreign Interest Limitation against such Holder and Beneficial Owner (including, without limitation, making provision for the withdrawal of the right of such Holder and Beneficial Owner to direct the voting of the Shares underlying such Holder's and Beneficial Owner's ADRs and the forced sale of all or part of such Shares if a sufficient disposal or disposals of or of Interests in such Shares has not been made to the Directors' satisfaction within 21 days or such longer period as the Directors consider reasonable) after service upon the Depositary or its nominee of a notice requiring such disposal) or against other Holders, Beneficial Owners or holders of Shares, (iv) that such Holder, to the extent it may legally do so, will provide such information as lies in its knowledge without further investigation that is requested by the Company under statutory provisions of English law or the Articles, which requests may seek, among other things, information as to the capacity in which such Holder or Beneficial Owner holds ADRs and the nature and extent of the Interests of such Holder or Beneficial Owner or other persons in the Shares underlying such Holders' ADRs and (v) that the Articles provide that any resolution or determination of, or any decision or the exercise of any discretion or power by, the Directors under the provisions of the Articles concerning the Foreign Interest Limitation shall be final and conclusive and not open to challenge and the Directors shall not be obliged to give any reason therefor and that the Directors shall, so long as they act reasonably and in good faith, be under no liability to the Company or to any other person in acting or not taking action under or pursuant to such provisions of the Articles.

            (b) If the Depositary receives an Affected Share Notice (as defined in the Articles) from the Company or the Directors informing the Depositary that
(i) specified Holder(s) or Beneficial Owner(s) (a "Relevant Holder" or "Relevant Holders") are believed or are deemed to be Relevant Persons (as defined in the Articles) or are believed or are deemed to be Relevant Holders through which a Relevant Person or Persons have Interests in relation to any Shares specified in the Affected Share Notice and (ii) the Directors believe that each Relevant Holder or the Relevant Person or Persons believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested (as provided in the Articles) in a specified number of such Shares, paragraph (i) of this Paragraph shall apply. The Company need not include in an Affected Share Notice the information described in clause (ii) of this paragraph (b). If the Affected Share Notice does not include such information, the Depositary shall assume for purposes of paragraph (i) of this Paragraph (20) that each Relevant Holder or the Relevant Person or Persons believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested (as provided in the Articles) in that number of the Shares specified in the Affected Share Notice that bears the same ratio to the total number of Shares specified in such Affected Share Notice as the number of such Relevant Holder's ADSs bears to the number of ADSs of all Relevant Holders specified in such Affected Share Notice.

            (c) In this Paragraph (20), "Relevant ADR" means an ADR evidencing the Shares in which a Relevant Holder or the Relevant Person or Persons believed or deemed to have Interests through such Relevant Holder are or are deemed to be interested by virtue of paragraph (b) of this Paragraph (20).

            (d) Following the receipt of an Affected Share Notice, the Depositary shall (i) refuse to register any transfer of a Relevant ADR until the Company has withdrawn the Affected Share Notice in respect of that Relevant ADR;
(ii) deny the voting rights attaching to a Relevant ADR to the Relevant Holder thereof to the extent that the voting rights of the Shares underlying that Relevant ADR are denied to the Depositary as notified in the Affected Share Notice until the Company has withdrawn the Affected Share Notice in respect of that Relevant ADR; and (iii) give notice to each Relevant Holder specified therein of receipt by the Depositary of the Affected Share Notice and of the actions to be taken under this paragraph (d) and the matters provided for in paragraph (e) of this Paragraph.

            If the Depositary at any time receives a further notice from the Company or the Directors modifying such Affected Share Notice, the Depositary shall take action in accordance with such modified Affected Share Notice from and after the receipt of such notice by the Depositary.

            (e) If the Affected Share Notice in respect of a Relevant ADR so specifies, the Depositary shall give notice to the Relevant Holder that (i) the Relevant Holder must within 21 days of receipt of the Affected Share Notice by the Depositary (or any longer period specified in the Affected Share Notice) make a disposal or disposals of or of Interests in the Relevant ADR or underlying Shares to the Directors' satisfaction such that no Relevant Person has an interest in the Relevant ADR or underlying Shares and (ii) if such disposal or disposals are not so made to the Directors' satisfaction and if such Affected Share Notice has not been withdrawn, (A) any or all Shares underlying the Relevant ADR may be sold pursuant to the Articles and (B) if any such sale is made, such Relevant ADR shall thenceforth represent only the right to receive any cash received by the Depositary in respect thereof, less any taxes and expenses incurred or paid by the Depositary in distributing such cash to the Relevant Holder thereof, and upon surrender of such Relevant ADR, the Relevant Holder thereof shall be entitled to withdraw such cash and underlying Shares and other Deposited Securities in the manner set forth in Paragraph (2) of this ADR.

            (f) If the Depositary receives a Affected Share Notice that does not contain the information described in clause (i) of paragraph (b), the Depositary shall (i) apply any denial of voting rights in consequence thereof pro rata to all ADSs outstanding from time to time; and (ii) give notice to all Holders of receipt by the Depositary of the Affected Share Notice and of the actions to be taken under this paragraph (f) and the matters provided for in paragraph (e), and treat any sale of Shares in consequence of the Affected Share Notice as if it were a distribution in cash and a change in Deposited Securities applicable to all Deposited Securities as provided in Paragraphs (10) and (13) of this ADR.

            (g) Each Holder and Beneficial Owner acknowledges that the Articles provide that the Directors are entitled to assume that all Shares underlying ADRs or ADSs are Shares in which Relevant Persons have Interests, unless the contrary is established to the Directors' satisfaction. Each Holder and each Beneficial Owner agrees that the Directors are entitled to assume that each

Holder with a registered address in the United States is or holds on behalf of a United States national.

            (h) At the Company's expense, the Depositary will cooperate in forwarding to Holders or to the Company, as the case may be, communications relating to the application of the provisions described in this Paragraph (20). Holders and Beneficial Owners seeking to communicate with the Company or its Directors on matters relating to the application of the provisions described in this Paragraph (20) may send their communications to the Depositary for forwarding at their own risk to the Company.

            (i) The Depositary's obligations under Article 47 (or any successor provisions) of the Articles are limited to and shall be satisfied by the performance of its obligations under this Paragraph (20) and subject to Paragraph (15) hereof, the Depositary shall not have any liability to any Holder by reason of the Depositary's performance of its obligations hereunder.